Exhibit 10.3

Unofficial English Translation
of
GuoYing Refrigerator OEM Agreement

Party A: Shanghai Pengbai Electric Co., Ltd.

Party B: Lu'an GuoYing Electronics Sales Co., Ltd.

Consultation and Agreement by both Parties in accordance with the provisions of the Contract Law of the People's Republic of China and the People's Republic of China Product Quality Law "and other relevant laws, in compliance with the principle of voluntary fairness, integrity and standardized, on the item of Party A to provide the  “GuoYing" branded products to Party B for sale, Each party signs this contract in line with the principle of sincere cooperation, equality, mutual benefit and sustainable development. Abide by both parties.

1. The sales area and permissions
  1.1 Party A authorizes Party B to be its Products' Agent (in Wholesale and retail) in Anhui area (both urban and counties) for the duration of this contract.
  1.2 Party B will only have the authority to sell Party A's products within the contract range, Party B has no permission to sell A' productions outside of the contract area. This policy is designed to protect neighboring market agents and to maintain market order. If Party A finds any outrange sells, Party A reserves the right to impose penalties and termination of the contract.

2. Product quality and warranty
  2.1 Party A's products must meet national quality inspection standards, such as home appliances "3C" certification and acquire other relevant certificates.
  2.2 Party A's after-sales service must be in accordance with state regulations to implement the "three guarantees,” it is Party A's responsibility to maintain the after-sales service network. To ensure proper service during the sales period, Party B should contact Party A or the manufacturers of after-sales staff in time if there are any product performance failures or if accessories are incomplete.. If the condition is beyond the after-sales service range, any return issues will negotiate only when the quality inspection reports is ready.
  2.3 Party B must comply with "some of the goods to replace returned regulations," and can't relieve itself or the third party's responsibility in the sales process.

3. Prices and Delivery
  3.1 Party A's Price list is tax free FOB, it is an integral part of this contract which must be stamped with the seal of Party A to be valid; if Party B needs VAT Invoice.4% of list price will be charged additional.

  3.2 Party B can pick up goods by itself or receive the goods sent by Party A, the Freight and Insurance beared by Party B. When the goods arrive, Party B checks them and confirms quality and quantity of goods by signs off, if there is something loss, notify party A in time.

3.3 Party A can adjust the supply price in different market conditions, before the adjustment, Party A must notify Party B in writing.
3.4 Party A is entitled to supervision of Party B to comply with the provisions of the listing price and retail price, refrain from the price dumping. Party B should provide active support.
3.5 Party A does not support or does not participate in any auction sales activities. Party A has the right to reject any promotional activities that Party A does not sign off on.

4. Settlement and payment security
  4.1 Party A promises to provide spot cash and goods, and Party B must be in accordance with the principles of payment first during the cooperation with Party A; Party A only accept cash money orders and bankers' acceptances as method of payment, all payments must be deposited in a bank account designated by Party A.

4.2 Party B is independent accounting, self-financing in business. Any bad debt which occurs in Party B’s business operations, is not an excuse for delay in payment.
4.3 Any person of Party A will have no right to loan or borrow material from Party B, any promissory note without Party A's seal is invalid.
  4.4 The payment from Party B to Party A must be paid directly to the designated account of Party A or Party A's professional financial staff, concurrently, Party A’s receipt with A’s financial stamp on should be given to Party B.

  4.5 Both sides should conduct a financial reconciliation quarterly. This reconciliation should be signed by each Parties in charge and stamped with both financial stamps. If there is any absence of reconciliation conducted by Party B, Party A can take it as an agreement to A’s accounting.

5. Product Display
  5.1 Party B's obligation is to set a zone for display and sale. The designated show places should meet the requirements of size and location set by Party A. These show places, Party A's products will be displayed and sold as the flagship products.

  5.2 The standards of the product sales booth provided by Party A. The booth can come directly from Party A or can be made by Party B as A's requirements. In most cases, for large customers, who can enhance the brand image of GuoYing, the booth will be provided by Party A. For three level market outlets, according to its annual sales target, there is a negotiating schedule for the booth.

6. Sales target
  6.1 According to the Party A annual sales target, Party B agrees to sell ___units from 2010-7-2 to 2013-7-2, the total payment will be ____Yuan (The number of effective dealers in sales network must reach ____in three months after first purchase)。

  6.2 Every two months / four months, Party A will assess the sales capabilities of Party B, if Party B fails in meeting these targets, Party A has the right to increase the local or re-selection of partners without the permission of Party B.

Monthly cash back details as following schedule:

Item	1	2	3	4	5	6	7	8	9	10	11	12	total
Sales units
Received

7. The rights and obligations of Both

 7.1 The rights and obligations of Party A
7.1.1 Party A has the right to require Party B to perform a periodically reconciliation.
  7.1.2 Party A has the obligation of organizing promotional activities. If any promotional activities organized by Party B require the Party A to participate, Party B should notify Party A in advance, in writing, which requires a written confirmation from Party A.

7.2 The rights and obligations of Party B
  7.2.1 Party B is obligated to accept the management and supervision of the Party A, and has the right to rational use of advertising materials (including brochures, POP, posters, etc.) provided by Party A.

7.2.2 Party B has the right to know and enjoy the promotion policy of the Party A.
7.2.3 Party A will regularly or irregularly hold various types of promotional activities, Party B should actively cooperate with Party A for these activities and provide convenience.
  7.2.4 Party B has the obligation to maintain, enhance the brand image of Party A, and to actively report on the competing brands' new models / new price / event information, and suggestions for the Party A.

7.2.5 As an obligation, Party B agrees to Party A’s market policy, promises not to participate in vicious price competition in the market and stick to party A’s price policy.

8. After-sales service
8.1 Party A provides after-sales service reference to "Consumer Protection Law", "some of the goods repair replacement and return regulations" etc.
8.2 Service center or the authorized service station of Party A is responsible for after-sales service.

9. Breach of the contract, changes and termination of the contract
9.1 If either Party fails to fulfill the terms of this contract, the defaulting Party shall bear the liability for breach of contract. Losses to each other, the Parties agree upon liquidated damages and agreed upon compensation for the actual amount of loss or by reference to the relevant laws and regulations, and compensation practices.
9.2 If any person of either Party attempts to terminate the Contract, and if that attempt results in any actual or consequential damages, Compensation should be made by the responsible party.
9.3 Party attempts to alter or terminate this contract are required to notify the other party in writing,. Any change or to termination of this Agreement requires mutual consent, whereas the Agreement documents must be stamped by each Party’s contract seal or corporate chapter before being effective, the Agreement documents are not effective if they are not stamped with each Parties’ contract seal.

10. Term of the contract
10.1 The term of the contract is from July 2, 2010 to July 2 2013, a period of three years.
10.2 One month before this contract expires, both Parties can negotiate the next contract year co-operation. If the contract has expired, but the new contract has not yet signed, to ensure the continuity of cooperation, the validity of the contract automatically extends to the date of signing of new contracts, but will last no longer than three months.
10.3 This contract shall be effective from the signing and sealing date by each Party. Any unconsidered matters in this contract, The two sides through friendly negotiations or Supplemental Agreement to resolve.

11. Contract disputes and solutions
11.1 During this contract period, if disputes occur, both Parties should first negotiate to resolve the dispute, if that fails, then the grieving Party should apply for arbitration to Party A's registered local arbitration committee.

12.    Additional provisions:
1. The slow-moving products can be swapped.
2. The customers which complete 50% of sales target will be given ad-supported.
3. To provide display help

Party A: Shanghai Pengbai Electric Co., Ltd.
Legal person:
Authorized Agent:
Tel:
Date: 2010.7.2

Party B: Lu' an GuoYing Electronics Sales Co., Ltd
Legal person:
Authorized Agent:
Tel:
Date: 2010.7.2